PART II— OFFERING CIRCULAR

Paradyme Equities, LLC

(the “Company”)

Preliminary Offering Circular dated  May 20, 2020

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and is following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular (“Offering Circular”) is subject to completion or amendment. These securities may not be sold, nor may offers to buy, be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two (2) business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 50,000 Class A Interests (“Interests” or “Class A Interests”) at $1,000 per Interest (the “Offering.”) Purchasers shall, upon acceptance by the Manager of their Subscriptions, become Class A Members in the Company. Funds will be made immediately available to the Company once the Company raises a minimum of $500,000 (“Minimum Offering”) NOTE: THE COMPANY DOES NOT EXPECT TO COMMENCE DISTRIBUTIONS FOR UP TO FIVE YEARS AFTER ITS INITIAL INVESTMENT IN PROPERTIES. Funds will be used for acquiring real estate assets throughout the United States as well as for working capital. The Company intends to invest capital from the proceeds of this Offering for the first five (5) years. Thereafter, the Company will hold and, eventually, sell assets purchased or Joint Ventured in funding and developing.

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The minimum accepted from any Subscriber is $20,000. To date, the Company has not purchased any assets and all subscription funds remain in a designated Subscription account which is not an escrow account. Subscription funds may remain in the Company’s segregated Subscription account for up to 180 days from the first date of deposit.

Unless terminated by the Manager earlier, this Offering terminates in 365 days after commencement of this Offering. The Manager may extend this Offering in its sole discretion for an additional six-month period at which time the Manager will file the appropriate Offering Circular for qualification with the Commission. There are no provisions for the return of funds once the minimum of 500 Interests are sold. If the minimum of 500 Interests are not sold within 365 days after commencement of the Offering, the Company will return Subscription funds to investors within 48 hours. No commissions will be paid for the sale of the Interests offered by the Company.

Class A Interests (Unit)	Price to Investors	Sellers’ Commissions	Proceeds to the Company
Per Unit or Interest	$1,000	$0.00	$1,000
Minimum Dollar Amount	$500,000	$0.00	$500,000
Maximum Dollar Amount	$50,000,000	$0.00	$50,000,000

No public market currently exists for our Interests. The Company will be managed by Paradyme Asset Management, LLC (the “Manager”), a California limited liability company, of which Ryan Garland is the sole officer. The Company has set a minimum investment requirement of twenty thousand dollars ($20,000.) We do intend to place the funds into a segregated account up to $500,000 that will be in the Company’s name. This will not be an escrow account. Purchasers of our Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The transfer of Interests is limited. A Member may assign his, her or its Interests only if certain conditions set forth in the Company’s Operating Agreement are satisfied. Potential subscribers of the Interests should expect to remain in the Company for five (5) years. At the fifth year of operations, the Manager will attempt to sell, refinance, or otherwise dispose of properties in order to return Capital Account Balances (as defined in the Company’s Operating Agreement) to the Members. The Manager may, at its discretion, sell the properties to, among other potential purchasers, a third-party in order to redeem Members within the five-year expected time frame.

The Company has been formed to acquire various real estate assets throughout the United States. Although the Manager intends to initially search for properties located in Arizona, California, Colorado, Florida, Nevada, Tennessee, and Texas with a particular concentration in California, the Company will not limit itself geographically.

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The Company’s primary focus is to invest in multifamily, commercial, single family, retail, mini storage, mixed-use commercial, hotels and land. It intends to operate as a diversified income asset equity fund with the intention to Joint Venture with highly qualified sponsors with a proven positive track record. The properties are selected based on criteria that includes value add construction, new construction, and development in good locations.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act (the “JOBS Act”) as it is an issuer that had total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year.

Since the Company is an emerging growth company certain Risk Factors include:

☐	We are an emerging growth company with a limited operating history.

☐	Subscribers will have no control in the Company and will not have any voting rights. The Manager or its affiliates will manage the day to day operations of the Company.

☐	We may require additional financing, such as bank loans, outside of this offering in order for the operations to be successful.

☐	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

☐	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

☐	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

☐	The Company does not currently own any assets.

By purchasing Interests, Subscribers are bound by the dispute resolution provisions contained in our Operating Agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis. The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

See the section entitled “RISK FACTORS” beginning on page 7 for a more comprehensive discussion of risks to consider before purchasing our Class A Interests.

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INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE RELATED TO CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

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OFFERING CIRCULAR SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Offering Circular carefully, including the risk factors and our financial statements and the related notes to those statements included in this Offering Circular. Except as otherwise required by the context, references in this Offering Circular to "we," "our," "us," “the Company,” and "PEF," refer to Paradyme Equities, LLC.

We were formed on May 16, 2017 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

☐	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Offering Circular.

☐	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception through May 16, 2017, we have not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this Offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of properties. However, closing and other acquisition related costs such as title insurance, professional fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We intend on engaging in the following activities:

1. The Company’s primary focus is to invest in multifamily, commercial, single-family, retail, mini storage, mixed-use commercial, hotels, and land. The Company intends to operate as a diversified asset equity fund with the intention of entering into Joint Ventures with highly qualified sponsors with a proven positive track record whose properties will appreciate over a five (5) year holding period. The properties are selected based on criteria that includes value add construction, new construction, and development in good locations. Upon completion of construction, it is expected that properties will be managed by third-party property management.

2. In some circumstances, the Company may elect to purchase commercial properties that have potential to soon be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, operating expenses, taxes) and maintenance reserves are paid. Nonetheless, the potential acquisition should have the likelihood to appreciate over the hold period. In order to determine if an investment or Joint Venture with another sponsor is viable, our Manager will do a significant amount of due diligence to determine the security of the transaction.

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3. Invest in any opportunity our Manager sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end, at some time in the future, the Company may also purchase additional properties or make other real estate investments that relate to varying property types including office, retail, and industrial properties. Such property types will likely be operating properties rather than properties under development.

4. In most circumstances, the Company will elect to enter into a joint venture agreement with another real estate developer or investor who may have certain resources or opportunities not otherwise available to the Company.

In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. We intend on leveraging our properties with no more than 80% of their value.

The Company does not currently own any material assets. Please see our “DESCRIPTION OF BUSINESS” on page 24. We believe we will need at least $1,200,000 to provide working capital and $75,000 for professional fees for the next 12 months.

FREQUENTLY ASKED QUESTIONS

Q: What is Paradyme Equities, LLC?

A: Paradyme Equities, LLC is a newly formed company created for the specific purpose of identifying and purchasing a diverse portfolio of real estate assets. The Company has been formed to acquire and joint venture with highly qualified operators in various real estate assets throughout the United States. Although the Manager intends to initially search for properties located in Arizona, California, Colorado, Florida, Nevada, Tennessee, and Texas with a particular concentration in California. The Company will not limit itself geographically. The Company intends to focus its investment efforts on value add and new construction transactions. It is the intention of the Company to use funds for both acquisition and property development. The Company may use funds for the following asset purchases and developments with Joint Venture partners:

•	Land for development
•	Hotel properties
•	Self-storage properties
•	Senior and assisted living facilities
•	Commercial retail
•	Mixed use commercial properties
•	Multi-family
•	Single Family 1-4 Units

The Company intends to Joint Venture on properties that will appreciate in value over the expected hold period of five (5) years. In some circumstances, the Company may refinance or sell a property to a related entity if the Manager does not feel that it is the optimal time to sell a particular property but still wants to provide liquidity to Members.

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Q: How will Paradyme Asset Management, LLC (PAM) identify properties?

A: The Manager will search for properties using traditional methods of using brokers in the markets where the Manager believe there are opportunities, third party market studies, appraisals and any/all data sources available to determine if the investment is sound and will turn a profit.

Q: What kind of return may be expected by a Member?

A: The Company does not currently own any assets, therefore, returns are speculative. (See the “SUMMARY OF OPERATING AGREEMENT” on page 47 for more information.)

Q: What is the minimum investment amount allowed?

A: $20,000

Q: Who may invest?

A: The Interests will be available to anyone, generally speaking, however, the Manager reserves the right to reject any subscription they wish. Further, investors will not be allowed to invest more than the greater of 10% of their net worth or 10% of their net income, whichever is greater.

Q: Where can I buy Class A Interests?

A: All Interests will be available for purchase at www.paradymeinvestments.com

Q: Who is the Manager?

A: The Manager is Paradyme Asset Management, LLC, which is controlled by Ryan Garland. Prior performance of real estate investments may be found in the section entitled “PRIOR PERFORMANCE.” For more info on Mr. Garland, please see “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

Q: How can I sell my Interests?

A: Generally speaking, the Interests will not be transferrable. Investors should consider investing for the long-term as the disposition of the Interests will be difficult, if not impossible. The Company intends to operate for approximately five (5) years, at which time the Manager intends to employ a variety of exit strategies with the intent of then distributing the Capital Account Balances to the Members. Ideally, at or around five years, the Company will begin to sell or refinance properties that have appreciated in value. In some circumstances, the Company may refinance or sell a property to a related entity if the Manager does not feel that it is the optimal time to sell a particular property but still wants to provide liquidity to Members.

Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per Interest purchased in this offering. However, if the Manager finds that selling the Interests is difficult, it may later enlist the services of a licensed broker-dealer to assist with the sales of the Interests, in which case sales commission will be paid by the Company.

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Q: Do you have a redemption program?

A: No. We do not currently have a redemption program. An investor should expect to remain in the Company for a period of five (5) years.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in our Class A Interests will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “IRS Code”).

It is the Company’s understanding that IRA and Roth IRA investments can be made through self-directed accounts which are not managed by the Company and most likely will be charged fees to manage the self-directed account. These fees will need to be paid by the investor and are not considered an expense of the Company.

Q: Is there any minimum initial offering amount required to be sold?

A: We intend to raise a minimum of $500,000 prior to using funds to purchase properties or for working capital. In some circumstances, the management or some related entity may “pre-fund” a property and funds from this offering will go to replace that “pre-funding” amount as funds are available.

Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment in us, including:

☐	an annual report;
☐	a semi-annual report;
☐	current event reports for specified material events within ten business days of their occurrence;
☐	supplements to the offering circular, if we have material information to disclose to you; and
☐	other reports that we may file or furnish to the SEC from time to time.

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We will provide this information to you by posting such information on the SEC’s website at  www.sec.gov, on our website at www.paradymeinvestments.com, and via e-mail.

Q: When will I get my detailed tax information?

A: Your schedule K-1 tax information, will be provided by March 15th of the year following each taxable year.

Q: Who can help answer my questions about the offering?

Please contact:

Investor Relations

Paradyme Equities, LLC

43620 Ridge Park Drive #200

Temecula, CA 92590

Office: (951)901-5304

Email: processing@paradymeinvestments.com

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,070,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

☐	The end of the fiscal year in which our annual revenues exceed $1.07 billion.

☐	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

☐	The date on which we have, during the previous three-year period, issued more than $1 .07 billion in non-convertible debt.

☐	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in May 2018 and have not yet commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a possibility of losing their investment.

We were organized in May 2017 and have not yet started operations. As a result of our start-up status we (i) have generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time, other than the track record of our Manager, on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. However, past results do not guarantee future profitability. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Ryan Garland. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a partial loss or return of your investment.

The acquisition of properties and the attainment of new investors is significantly dependent on Ryan Garland. We expect that our investor base will be largely drawn from Mr. Garland’s exposure on social media and on media content delivered over the Company’s website. Mr. Garland implemented the Company’s strategy to identify and acquire multifamily, commercial, single-family, mini storage, and ultimately being diversified in real estate investment. And properties which have resulted in the success of his prior real estate investments. It would be difficult to replace Ryan Garland at such an early stage of development of the Company. Mr. Garland has built a qualified team of individuals that manage the marketing, business operations, property management, acquisitions, and dispositions of assets while maintaining Mr. Garland’s investment strategy. In the event of Mr. Garland’s departure from the Company, it may be difficult to attain new investors or purchase properties, but the current management team would be able to manage the Company’s assets until such time as an exit would occur. Should the Company be unable to replace Ryan Garland, it may be required to cease pursuing business opportunities, which may result in a partial loss or return of your investment.

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This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this Offering Circular, we have not identified the assets we expect to acquire and because our Members will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members’ investment may not generate returns comparable to the Company’s competitors.

Our Manager will have complete control over the Company and will therefore make all decisions over which Members will have no control.

Paradyme Asset Management, LLC our Manager, will make all decisions relating to the business, operations, and strategy, without input by the Members. Such decisions may include purchase and sale decisions regarding the assets, the appointment of other officers, managers, vendors, and whether to enter into material transactions with related parties.

An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Interests. The Company intends to operate for a period of five (5) years. Therefore, you should expect to keep your investment in Class A Interests for a period of five (5) years.

Risks Related to the Real Estate Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire and joint venture in desirable real estate properties selectively. Real estate investments entail risk that investments may fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price, rents, or occupancy levels and that estimated operating expenses and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

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Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

If we purchase assets at a time when the multifamily or commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The multifamily real estate markets along with our chosen asset classes are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate and the strength in the economy, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A multifamily or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

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We will depend on commercial real estate tenants for our revenue and therefore our revenue may depend on the economic viability of our tenants.

We will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we acquire to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, substantial lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Members.

Competition and any increased affordability of single-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects. However, having investments also in the single-family sector could offset the level of risk.

The commercial real estate investment industry is highly competitive, and we face competition from many sources, including from other multifamily apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. If so, this would increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, multifamily apartment communities we acquired compete, or will compete, with numerous housing alternative in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

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Our Properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised. Given the limited number of assets we are targeting, our properties will not be well diversified, and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, foreign investors and investment funds that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in a close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

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We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation, although we do not intend on acquiring properties that require extensive rehabilitation. Nonetheless, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor's ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

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The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our Members from realizing an attractive return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

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Risks Specific to Hotel Properties

We plan to invest in the select service hotels segment of the lodging market which is highly competitive.

The select service segment of the hotel business is highly competitive. Our hotel properties will most likely compete on the basis of location, room rates, quality, service levels, reputation and franchise, among many factors. There are many competitors in the select service segment, and many of these competitors may have substantially greater marketing and financial resources than we have. This competition could reduce occupancy levels and room revenue at our hotels. Over-building in the lodging industry may increase the number of rooms available and may decrease occupancy and room rates. In addition, in periods of weak demand, as may occur during a general economic recession, profitability is negatively affected by the relatively high fixed costs of operating hotels.

Our returns could be negatively impacted if we hire third-party management companies and those management companies do not manage our hotel properties effectively.

We currently do not own any hotels and thus, we do not have any management agreements in place. We may hire third-party managers to manage our hotels while we are attempting to dispose of or renovate the properties. Our cash flow from the hotels may be adversely affected if our managers fail to provide quality services and amenities or if they or their affiliates fail to maintain a quality brand name. In addition, our managers or their affiliates may manage, and in some cases may own, invest in or provide credit support or operating guarantees to hotels that compete with our hotel properties, which may result in conflicts of interest and decisions regarding the operation of our hotels that are not in our best interests.

We generally will attempt to resolve issues with our managers through discussions and negotiations. However, if we are unable to reach satisfactory results through discussions and negotiations, we may choose to litigate the dispute or submit the matter to third-party dispute resolution.

Additionally, in the event that we need to replace any management company, we may be required by the terms of the management contract to pay substantial termination fees and may experience significant disruptions at the affected hotels.

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Restrictive covenants in our management contracts could preclude us from taking actions with respect to the sale or refinancing of a hotel property that would otherwise be in our best interest.

We may enter into management contracts that contain some restrictive covenants or acquire properties subject to existing management contracts that do not allow the flexibility we seek, including management contracts that restrict our ability to terminate the contract or require us to pay large termination fees. Any such management contract may preclude us from taking actions that would otherwise be in our best interest or could cause us to incur substantial expense.

We may acquire hotels that may be operated under franchise agreements are subject to risks arising from adverse developments with respect to the franchise brand and to costs associated with maintaining the franchise license.

We expect that we may purchase hotel properties that will operate under franchise agreements and we anticipate that some of the hotels we acquire in the future will operate under franchise agreements. We are therefore subject to the risks associated with concentrating hotel investments in several franchise brands, including reductions in business following negative publicity related to one of the brands or the general decline of a brand.

The maintenance of the franchise licenses for branded hotel properties are subject to the franchisors’ operating standards and other terms and conditions. Franchisors periodically inspect hotel properties to ensure that we and our management companies follow their standards. Failure by us or one of our third-party management companies to maintain these standards or other terms and conditions could result in a franchise license being canceled. If a franchise license is cancelled due to our failure to make required improvements or to otherwise comply with its terms, we also may be liable to the franchisor for a termination payment, which varies by franchisor and by hotel property. As a condition of maintaining a franchise license, a franchisor could require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If a franchisor terminates the franchise license or the license expires, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations and the underlying value of the hotel property because of the loss of associated name recognition, marketing support and centralized reservation system provided by the franchisor and adversely affect our revenues. This loss of revenue could in turn adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners.

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Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 80% of the value of the assets of the Company. Although we intend to borrow typically no more than 70% of a property’s future value, we may borrow as much as 80% of the future value of our properties. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

We have not identified who might provide asset management and other services to our Manager and the Company. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third-party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to Members and the value of our Interests. See “Conflicts of Interest”.

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The interests of the Manager, our principals and their other affiliates may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

☐

the Manager, the principals and/or its other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

☐

the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

☐

we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; and

☐	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

Risks Associated with Joint Ventures/Co-Investors

The terms of joint venture agreements or other joint ownership/co-investor arrangements into which the Manager may enter could impair operating flexibility and results of operations.

In connection with the purchase of real estate or making real estate-related investments, the Manager may enter into joint ventures with affiliated or unaffiliated partners. In addition, the Company may also purchase or develop properties in arrangements with affiliates of the Manager, the sellers of the properties, developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as the Company’s. These joint venture partners or co-tenants may have rights to take some actions over which the Manager has no control and may take actions contrary to the interests of the Company. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

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☐

a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with the business interests or goals of the Company, including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture;

☐	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the Company or joint venture;

☐	the Company may incur liabilities as the result of actions taken by joint venture partners in which there was no direct involvement; and

☐

such partners or co-investors may be in a position to take action contrary to instructions from the Manager or requests or contrary to the Company’s policies and objectives or fail to take actions as instructed.

If the Company has a right of first refusal or buy/sell right to buy out a co-investor/venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If the Company’s interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow the purchase of such an interest of a co-investor/venturer subject to the buy/sell right, in which case we may be forced to sell the interest when otherwise we would have preferred to retain such interest. The Manager may not be able to sell a Company’s interest in a joint venture on a timely basis or on acceptable terms if an exit from the venture is desired for any reason, particularly if the interest is subject to a right of first refusal of the co-investor/venturer or partner.

The Manager may structure a joint venture/co-invest relationships in a manner which could limit the amount the Company participates in the cash flow or appreciation of an investment.

The Manager may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to the Company otherwise than in direct proportion to ownership interest in the joint venture. For example, while a co-investor/venturer may invest an equal amount of capital in an investment, the investment may be structured such that the Company has a right to priority distributions of cash flow up to a certain target return while the co-investor/venturer may receive a disproportionately greater share of cash flow than the Company is to receive once such target return has been achieved. This type of investment structure may result in the co-investor/venturer receiving more of the cash flow, including appreciation, of an investment than the Company would receive. If the Manager does not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately, the Company may incur losses on joint venture/co-invest investments and/or have limited participation in the profits of a joint venture/co-invest investment, either of which could reduce the ability to make cash distributions to the Members.

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Co-investments with other parties will result in additional risks.

The Company may co-invest in various investments with other investors obtained by an affiliate of the Manager. It is possible that a co-investor would be unable to pay its share of costs, which could be detrimental to the Company’s investment in a project unless an alternative source of capital could be obtained. In the event a third-party co-investor was to become bankrupt; third party creditors could become involved in the project affairs. In addition, the co-investors could have economic or business interests or goals which are, or which may become inconsistent with the Company’s business interests or goals.

If the Manager enters into joint ventures with affiliates, the Company may face conflicts of interest or disagreements with the joint venture partners that will not be resolved as quickly or on terms as advantageous to the Company as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, Member returns may be decreased by entering into such joint ventures with affiliates of the Manager.

In the event that the Company enters into a joint venture with any other program sponsored or advised by the Manager or one of its affiliates, the Company may face certain additional risks and potential conflicts of interest. Joint venture partners may not desire to sell properties at the time the Company desires. Joint ventures between the Company and other Manager programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to the Members. Joint ventures with other Manager programs would also be subject to the risks associated with joint ventures with unaffiliated third parties.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions, so you must rely on our revenues from operations and other sources of funding for distributions. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on the Interests. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from sale of the assets, for distribution payments. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

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You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager, who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions. NOTE: THE COMPANY DOES NOT EXPECT TO COMMENCE DISTRIBUTIONS FOR UP TO FIV E YEARS AFTER ITS INITIAL INVESTMENT IN PROPERTIES.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

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If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

☐	restrictions on the nature of our investments; and

☐	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

☐	registration as an investment company;

☐	adoption of a specific form of corporate structure; and

☐	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

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NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

ADDITIONAL RISK FACTOR ARBITRATION:

The Operating Agreement contains a mandatory dispute resolution process which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Member's investment in the Company be resolved through arbitration.

For Members’ information:

(a) Arbitration is final and binding on the parties;

(b) The parties are waiving their right to seek remedies in court, including the right to jury trial;

(c) Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings.

(d) The Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited;

(e) The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Insurance Risks

We may suffer significant losses that are not covered by insurance.

The geographic areas in which we invest in properties may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, flooding, sinkholes, and hurricanes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against some of these risks. However, such insurance may not be available (or may only be available at cost-prohibitive costs) in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

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Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES” starting on page 31. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Member of the Company, you will be required to report your allocable share of the Company’s taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

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You may not be able to benefit from any tax losses that are allocated to your Interests.

Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

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Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.

DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A Interests offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If some amount of Class A Interests are sold under this Offering, between the above maximum and minimum amount of this Offering, the purchasers under this Offering will own 100% of the Class A Interests.

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PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering unless earlier terminated by the Manager in its sole and absolute discretion, provide that the Manager may extend the Offering an additional six-month period so long as it is compliant with the qualification requirements of the Commission.

The Class A Interests (Interests) are self-underwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Class A Interests. This means that no compensation will be paid with respect to the sale of the Class A Interests to Paradyme Asset Management, LLC or affiliated companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent. Subscription funds placed in the segregate; Company account may only be released if the Minimum Offering Amount is raised within the Offering Period. The purchase price for the Class A Interests is $1,000 per Interest, with a minimum purchase of (20) twenty Interests. The Company will raise a minimum of $500,000 prior to funds being released to the Company. If the Company does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Class A Interests pro-rata, with interest, if any. Subscription Agreements are irrevocable.

The Company plans to use the Manager’s current network of real estate investors to solicit investments as well as various forms of advertisement. The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied by or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search-based advertising, search engine optimization, and the Company website at www.paradymeinvestments.com

Please note that the Company will not communicate any information to prospective investors except as may be permitted under applicable securities laws without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

However, received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

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Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

The minimum accepted from any Subscriber is $20,000. Subscription funds may remain in the Company’s segregated account up until such time of a purchase of real estate asset or the repayment of a note payable to an affiliate of the Manager in which the proceeds were used to purchase a real estate asset or pay the Company’s expenses.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Periodically, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 50,000 Class A Interests offered at an offering price of $1,000 per Unit will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, we expect to incur Offering expenses estimated at approximately $60,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class A Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

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The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	Minimum	25%	50%	75%	100%
Units Sold	500	12,500	25,000	37,500	50,000
Gross Proceeds	$500,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$60,000	$60,000	$60,000	$60,000	$60,000
Selling Commissions & Fees[2]	$6,250	$156,250	$312,500	$478,750	$625,000
Net Proceeds	$433,750	$12,283,750	$24,627,500	$36,961,250	$49,315,000
Property Acquisitions and related acquisition costs[3]	$363,750	$11,558,750	$23,377,500	$35,361,250	$47,215,000
Management Fee[4]	$10,000	$250,000	$500,000	$750,000	$1,000,000
Working Capital[5]	$50,000	$450,000	$700,000	$800,000	$1,000,000
Legal and Accounting[6]	$10,000	$25,000	$50,000	$50,000	$100,000
Total Use of Proceeds	$500,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

______

(1)

These costs assume the costs related to completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, our interim financial statements, and our legal costs ($60,000). It is the intent of Manager to provide $60,000 of these offering expenses in exchange for “Class B Interests,” those subordinated to the Preferred Return, in the Company. Those holding Class B Interests may be referred to as “Class B Members.”

(2)

The Company does not currently have an agreement for paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker-dealer, it is anticipated that we will pay 1.25% of the total Gross Proceeds as a sales commission for the sale of Units and a 40 basis points annual trail fee.

(3)

We plan to purchase Properties and enter into joint venture agreements with developers with the proceeds from this Offering. It is the intent of the Manager that no single investment will exceed 20% of the assets of the Company respectively, once the fund reaches Class A Interests of over $25,000,000 sold.

(4)

Payment to our Manager as a fee for services related to management of the Company, acquisition of properties and entry into joint venture agreements, management of the projects going forward, and other services as needed. This fee is calculated as two percent (2%) of the total capitalization of the Company. It is paid as capital is deployed or expenses are paid.

(5)

Costs associated with our web development, marketing and working capital for the next 12 months. Once approximately 500 units are sold, this working capital account will primarily be used as liquidity for fund operations and Member preferred distributions.

(6)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

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The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $65,000 and $75,000 depending on our money raise and acquisitions for the next 12 months), working capital for the creation of a investor portal for the next 12 months, and for the costs associated with acquiring properties, such as broker price opinions, closing costs, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience.

As of May 31, 2019, the Manager has incurred $51,200 to the Company for offering expenses and the balance will be paid by the Manager regardless of the number of Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our Manager will not receive any compensation for their efforts in selling our Class A Interests.

The Manager will pay the offering expenses of $60,000 regardless of the amount of Class A Interests we sell and will only be reimbursed if the Company raises a minimum of $500,000. If we sell at least 500 Class A Interests, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire the assets of or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended December 31, 2018 are derived from our audited financial statements those through September 30, 2019 are from our unaudited financial statements.

	At September 30, 2019 (unaudited)	At December 31, 2018

TOTAL ASSETS	$25,630	$30,000

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES

Current Liabilities	30,000	30,000

TOTAL LIABILITIES	30,000	30,000

TOTAL MEMBERS’ EQUITY	(4,640)	0

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$25,360	$30,000

	For the period ended October 31, 2019	Inception (May 2017) to December 31, 2018

Revenues	$0	$0

Expenses	$42.00	$0

Net Income (Loss)	$(42.00)	$(0)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this Offering Circular.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Paradyme Equities, LLC was formed in the State of California on May 16, 2017. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company’s overall strategy is to purchase multifamily and commercial property in the states listed prior which is all over the United States initially but will not limit itself geographically. The Company intends on purchasing income producing real estate and will vary across multiple classes such as multifamily, retail properties, self-storage facilities, office buildings, warehouse and industrial properties and mixed-use and hotel properties. The Company will attempt to achieve an overall Company positive internal rate of return, net of expenses.

The Company will be owned by the Manager and Members and will have a Membership which may include, but is not limited to: individuals, individual retirement accounts, entities, trusts, banks and other financial institutions, endowments, and pension funds.

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We are currently have properties to acquire or facilitate a Joint Venture with a highly qualified sponsor. and hope to acquire a property immediately after raising the Minimum Offering amount. We expect that we will be finished with the process of qualification by the middle of the summer and commence our fundraising by July 2019. Thereafter, we will aggressively search for properties. Acquisitions will depend highly the availability of properties that meet or investment criteria. As we search for properties, we intend to expend capital in accordance with our Use of Proceeds. If we raise the minimum amount of $500,000, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regulation A. To finish this Form 1-A, we believe we will need a minimum of $80,000. Depending on how much capital we raise, will depend on how much capital we will need for working capital, marketing expenses and professional fees. Our Manager believes that if we only raise the minimum amount, very little will be needed for working capital. However, the more money is raised, the more resources will be needed to in order to run the Company effectively and thus more working capital will be needed. Our Manager is committed to providing the $60,000 for the completion of this Form 1-A, unless we are able to raise a minimal amount through this Offering. When the Manager provides such capital, it will most likely be in the form of purchasing Interests in the Company. Such terms and conditions have not yet been agreed to.

The Manager, Paradyme Asset Management, LLC will exclusively manage the Company. NOTE: THE COMPANY DOES NOT EXPECT TO COMMENCE DISTRIBUTIONS FOR UP TO FIVE YEARS AFTER ITS INITIAL INVESTMENT IN PROPERTIES.

Results of Operations

For the period ended September 30, 2019

We have generated no revenues for the period ended September 30, 2019. We generated $42.00 in expenses due to bank fees. This has resulted in a loss of $42.00 from inception to September 30, 2019.

For the periods ended December 31, 2018 and December 31, 2017

We generated no revenues for the years ended December 31, 2018 and December 31, 2017. We do not have any current activities. We have generated expenses of $0 from inception (May 2017) to December 31, 2018 and December 31, 2017. This has resulted in a loss of $0 from inception (May, 2017) to December 31, 2018 and December 31, 2017.

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Total expenses

From inception (May, 2017) to December 31, 2018, we have generated $0 expenses. For the period ended September 30, 2019, we generated $42 in expenses.

Net loss

For the years ended December 31, 2018 and December 31, 2017 we have generated a net loss of $0. For the period ended September 30, 2019, we generated a net loss of $42.

Assets

We currently have no assets other than $25,360 in capitalized start-up costs and cash.

Liabilities

We currently have an outstanding loan from our Manager for $30,000. It is intended that upon funding of the Company, the loan will convert to an equity interest. This loan is not in writing and bears no interest.

Liquidity and Capital Resources

As of September 30, 2019, the Company had $25,360 in assets and total liabilities of $30,000. Of this, $360 is cash and the remaining amount is deferred issuance costs. As of December 31, 2018, the Company had $30,000 in assets and total liabilities of $30,000. Of this, $5,000 is cash. As of December 31, 2018, the Company has incurred total expenses since inception (May, 2017) of $0. The Company hopes to raise $50,000,000 in this Offering with a minimum of $500,000 in funds raised. If we are successful at raising the minimum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months, which we currently estimate to be $60,000. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of performing note acquisition. There can be no assurance that additional capital will be available to the Company. If the Company is unable to raise additional capital, the Company’s investment objective of acquiring performing notes will be adversely affected. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Related Party Transactions

Since our formation, we have raised $30,000 from our Manager. The Manager has advanced cash for Company startup expenses of which, $25,000 has already been utilized for legal and accounting costs. The affiliate company that lent the money for these expenses has agreed not to charge the Company interest for this loan.

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Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We anticipate utilizing the Lender for supply of performing mortgage notes and loan servicing. We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Employees

Our Manager is Paradyme Equities; will be assigning the management responsibilities to an affiliate Paradyme Asset Management, LLC. (PAM). has one (1) principal and five (5) employees. Currently, Ryan Garland is the principal of our Manager and CREA and devotes a significant portion of his working hours to our Company without a salary. For more information on our personnel, please see "MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." Initially, Mr. Garland will coordinate all of our business operations. Paradyme Equities, LLC, or its affiliate PAM has provided the working capital to cover our initial expenses. We plan to use consultants, attorneys, accountants, and other personnel, as necessary. We believe the use of non-salaried personnel allows us to expand our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the Offering will be charged to the Company. For example, any costs associated with raising capital such as escrow, transfer, marketing, audit, legal, and technology fees will be borne by the Company. However, those costs associated with the overall management of the Company and the management and acquisition of the properties shall be borne by the Manager except those capitalized expenses related to specific properties.

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Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as legal, tax, and accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities and possible multifamily property and commercial real estate acquisitions. Upon qualification and successful capital raise, the principal and employees of CREA will devote additional working hours to Paradyme Equities, LLC.

INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by Members.

 Arizona, California, Colorado, Florida, Nevada, Tennessee, and Texas with a particular concentration in California, .

We are highly diversified in our real estate experience, therefore, our portfolio will consist of multiple assets spread out over all Real Estate Commercial & Residential properties. We expect 100% of our portfolio will consist of real estate properties.

We intend to evaluate each property in the following manner:

1.	Obtain property information on its condition, estimated costs for rehabilitation, Construction, and feasibility of the area.
2.	Using third party sources and evaluation factors.
3.

Obtain similar available information of comparable properties in the area including recent sales prices; analyzing rental values, vacancy rates and operating expenses; review crime statistics for the area; review school information; review economic data; review any other relevant market information; and

4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit.
5.

Due to the expected size of the properties we intend to acquire, we expect that more than 25% of Company assets will be invested into a single real estate asset upon full capitalization of the Company.

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Further, potential investors should be advised:

a)	We do not intend to issue senior securities.
b)	We will borrow money collateralized by our properties with up to an 80% value of our real estate assets.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)	We may offer our securities in exchange for property.
h)	We may acquire other securities of other funds so long as those funds are real estate related.
i)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1-Us within a few business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities but may at some time in the future. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. We may encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property.

Conflicts of Interest

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include the following:

1.	Our Manager manages other investment opportunities and funds outside of the Company including those that have similar investment objectives as the Company.
2.	The Manager will most likely enlist the services of a third-party in order to manage our assets. The negotiation for the compensation for that third-party will be at market rates.
3.	The terms of our operating agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.
4.

Our Members may only remove our Manager for “cause” following the affirmative vote of Members holding 75% of the Class A interests. Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

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Allocation of Investment Opportunities

We rely on our Manager’s members who act on behalf of our Manager to:

1.

Identify suitable investments. Our other funds and entities also rely on these same key real estate professionals. Our Manager has in the past, and expects to continue in the future, to offer other investment opportunities including offerings that acquire or invest in multifamily real estate, commercial real estate or real estate equity investments, and other select real estate related assets.

2.

These additional programs may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

☐	the investment objectives and criteria of our Manager and other entities;
☐	the cash requirements of our Manager and other entities;
☐	the effect of the investment on the diversification of our Manager’s and other entities’ portfolio by type of investment, and risk of investment;
☐	the policy of our Manager and other entities relating to leverage;
☐	the anticipated cash flow of the asset to be acquired;
☐	the income tax effects of the purchase on our Manager or the other entities;
☐	the size of the investment; and
☐	the amount of funds available to our Manager or the other entities.

3.

If a subsequent event or development causes any investment, in the opinion of our Manager’s real estate professionals, to be more appropriate for another entity, they may offer the investment to such entity.

4.

Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the programs and other investment opportunities, no program has any duty, responsibility or obligation to refrain from:

☐	engaging in the same or similar activities or lines of business as any program;
☐	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any program;
☐	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any program;
☐	establishing material commercial relationships with another program; or
☐	making operational and financial decisions that could be considered to be detrimental to another program.

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In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one program more than another or limit or impair the ability of any program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular program that such arrangements or agreements include or not include another program, as the case may be. Any of these decisions may benefit one program more than another.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager. Among other matters, these compensation arrangements could affect their judgment with respect to:

☐	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates;
☐	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, asset management fees and other fees;
☐

acquisitions of investments at higher purchase prices, which entitle our Manager to higher acquisition fees and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;

☐	borrowings up to or in excess of our stated borrowing policy to acquire, which borrowings will increase asset management fees payable by us to our Manager;
☐	whether and when we seek to sell our Company or its assets; and
☐	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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DESCRIPTION OF BUSINESS

We currently do not have any real properties. We do not lease or own any real property. Our website may be found at www.paradymeequities.com. We do not pay rent for our corporate headquarters which is leased by an affiliate of the Manager. We believe that this space will be sufficient for the long term.

OVERVIEW

Paradyme Equities, LLC is an emerging growth company which was formed on May 16, 2017. We have commenced only limited operations, exclusively focused on organizational matters in connection with this offering. We intend on generating revenues or sale for profit along with rents to tenants for multifamily, and, in certain circumstances, office, self-storage, warehouse and industrial properties. The Company intends on identifying appropriate joint venture partners to locate and develop properties.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We are offering the Interests herein on a “minimum/maximum” basis. The Company will raise a minimum of $500,000 prior to using proceeds from this Offering to acquire properties in the United States with a specific focus on markets in the states Arizona, California, Colorado, Florida, Nevada, Tennessee, and Texas with a particular concentration in California. We expect to use the net proceeds from this Offering to pay for our operating costs in connection with this Offering, including marketing costs and on-going legal and accounting fees, and to finance costs associated with acquiring properties, such as broker price opinions, title reports, recording fees, accounting costs and legal fees.

Special Purpose Entities

Throughout the Offering Circular, in reference to “acquisitions,” the Company intends to acquire interests in “special purpose entities,” also known as “SPEs.” The SPEs will hold title to property acquisitions. The Company, in turn, will invest in the SPE.

Objectives

The Company has definite objectives to fulfill its strategy. These include:

☐

Penetrate the market of providing real estate opportunities for qualified individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment opportunities across the United States (however, the Company will not limit itself geographically); and

☐	Increasing profits as allowed by market conditions.

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The Company will look to buy and build multifamily, Single Family, Hotels, Commercial Retail, Commercial Mixed Use, Land Acquisition and be diversified in all asset classes within the Real Estate. The growth areas for the best possible price, thereby giving the Company an instant competitive advantage. A potential investor should note that the above criteria is subject to change according to market conditions.

Type of Investment	Investment Equity
Projected IRR	14%
Leverage	80%
Profit Participation Class A	50%
Minimum Investment	Minimal to be $20,000

Investment Strategy

The Company is seeking to invest in a diversified portfolio of income producing real estate assets and real estate related assets throughout the United States, but specifically in California.. Initially, the Company intends to target a variety of property types that meet its investment objectives.

The Company may purchase properties or make other real estate investments in property types including multifamily, hotel office, retail and industrial properties. It is expected that the proceeds from this Offering will initially be used to purchase all Real Estate assets but also Joint Venture with qualified sponsors.

We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a portfolio of such investments which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties if compelling opportunities arise that present superior opportunities for above-market returns, that have quality construction and desirable locations which can attract quality tenants. These types of investments are, or relate to, properties generally located in central business districts or suburban markets of primary and secondary metropolitan cities, primarily located in California, but also Arizona, Colorado, Florida, Nevada, Tennessee, and Texas.

To this end, the Company’s overall strategy is to:

1)

Identify viable real estate transactions in communities/quality locations in the Company’s target markets, where the Company can add significant value through third-party hands-on management and/or appreciation potential;

2)	Buy those communities at below-market prices, or at market prices where there is sufficient upside potential to obtain above-market returns over the long term;
3)	Make physical alterations and other improvements to those communities, where the Company can achieve significant benefit with minimal capital outlay; and
4)	Through third-party management, increase the rents to increase the overall value of the property.

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Due Diligence & Financing

When the Company identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the time necessary to complete all its due diligence to the property including: site inspection, reviewing all leases, income and expenses, as well as securing a first mortgage on the property. After the due diligence process has been completed, the Company will determine whether the property is suitable or not.

If property is not suitable, the Company will cancel the contract and look for the next opportunity.

Refinancing

During the initial 12-60 months of owning and managing the property, the Company will analyze the market conditions in the area where the project is located. Simultaneously, we will investigate current interest rates. The Company will then decide whether the property should be maintained, refinanced, restructured (i.e. condominium conversion), or sold (disposition).

Acquisition of Properties

The Company intends to locate appropriate sponsors in key markets to joint venture with as a means of acquiring properties located throughout the United States. Specifically, the Manager will search for a variety of multifamily and commercial properties in Arizona, California, Colorado, Florida, Nevada, Tennessee, and Texas.

The Company intends to employ a rigorous underwriting process including proper due diligence, market valuation studies, and total return analyses. The Company plans to primarily invest in properties with strong cash flow, which are stable with opportunities to immediately improve property value post acquisition. The Company intends to also work to improve the net operating income of each investment by improving revenue and operating margins, thereby raising property value.

The properties that the Manager intends to invest will most likely not immediately cash flow and will not see a return on investment for several years. For example, the Company does not intend to pay accrued returns for approximately five years after it commences investing activities. The Company intends on investing in properties that require ground-up construction in many cases, and thus, will need time in order to stabilize.

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Identifying Properties for Purchase

The Manager will use its extensive network and highly specialized criteria for identifying, quantifying and qualifying investment opportunities.

The Manager intends to saturate its extensive relationships and network in each identified market to identify the very best opportunities. The Manager has established and maintained a comprehensive network of developers, banks, brokers, and other financial institutions which allow a strong market presence in target markets and robust market intelligence, strengthening our ability to identify properties within the Company’s criteria, often before entering into a market. This local knowledge and network of professional with deep knowledge of our target asset classes, we feel, gives the Company a competitive and strategic advantage.

The Managers goal is to identify the right property in the right market and potentially acquire it before it even hits the general market.

Post-Purchase Strategies

The Manager intends that the properties will be held for the duration of the Company until the property is refinanced or sold. The Company intends to operate for five (5) years.

The Company intends to hold properties with the intention of increasing values prior to the sale of the property. The Company intends to use third-party management to cure inefficiencies in the management, cure deferred maintenance, and deploy strategic capital upgrades aimed at increasing income and enhancing investor returns. The increase in cash flow should result in an increase in value so that the Company may sell or refinance the property for a profit at its proposed exit time of five (5) years.

The Company does not intend to take on projects that require extensive construction or rehab, but rather properties that will cash flow immediately. The Company will look to maximizing cash flow until sale, refinance or other disposition. The Company will also analyze market conditions and support the investment with multiple exit strategies to optimally exit each investment.

Due Diligence & Financing

When the Company identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the time necessary to complete all its due diligence to the property including: site inspection, reviewing all leases, income and expenses, as well as securing a first mortgage on the property. After the due diligence process has been completed, the Company will determine whether the property is suitable or not.

If property is not suitable, the Company will cancel the contract and look for the next opportunity. If the property is suitable, it will proceed to close, typically within 45 to 60 days.

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Joint Venture Partners

The Company may acquire Properties or other real estate related investments from, or invest, co-invest, joint venture or participate with, affiliates of our Manager or other real estate developers and investors, as determined by the Manager in its sole discretion. The purchase price of any Property or real estate related investment acquired from or sold to an affiliated party will be based upon the fair market value of the asset established by a third-party appraisal or fairness opinion that is dated within the last 120 days prior to the transaction.

The Manager has relationships with real estate entrepreneurs (“sponsors”) with whom it may, in some limited circumstances, seek to co-invest, joint venture or otherwise participate in certain investments that either the Company identifies, or the sponsor identifies. In the event of such co-investments or participation, including transactions with affiliates, the Manager will seek to secure such investments on behalf of the Company so that it is within the investment and return goals of the Company.

However, in some instances, these sponsors may require a right to receive a priority or pari-passu of return. In such event, the Manager will have the discretion to decide if the projected returns to the Company, after risk adjusting for such priority, warrant proceeding with the investment.

When and if the Manager utilizes its relationships with such sponsors, separate promote structures may be established between the Manager and the co-investor or participant, which may directly benefit the Manager or an affiliate of the Manager, separate from any compensation the Manager may earn as Manager of the Company. Any separate benefit shall be paid directly to the Manager or by the co-investors and participants, and not from Company funds or its Manager.

In some circumstances, the Manager may elect to co-invest with a third-party that the Manager also controls or has some control. The Company will take the same approach with a third-party as if entering into the transaction with a sponsor as discussed above. Paradyme Equities, LLC my have a “co-development” agreement with the sponsor which allow Paradyme parallel project manage to help the risk factor go down. Paradyme believes that two heads are better than one, so having multiple hands and 3rd party inspection companies involved with help the likelihood of the development be successful.

We expect to use the net proceeds from this offering for ongoing legal, accounting, and professional fees, and working capital and to finance costs associated with acquiring commercial real estate, such as market appraisals, title and recording fees, broker fees, if any, legal fees and closing costs which, in the aggregate, typically amount to 1% to 3% of the purchase price of the property acquired, with an average of 2%. However, we currently have no real estate acquisitions contemplated. Accordingly, it is difficult to estimate how much will be required in the next 12 months to implement our business plan.

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Financing Strategy

Once the proceeds of this Offering have been fully invested, the Company expects our debt financing will be in the range of approximately 70% to 80% of the aggregate value of real estate investments and other assets. Financing for acquisitions, development, construction and all related to the investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate.

In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than 70% or more than 80% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

The Company intends to limit borrowing to no more than 80% of the value of Company assets.

Exit Strategies

The Manager intends to operate the Company for up to five (5) years. The Manager may employ multiple exit strategies including, but not limited to:

1. Sale of Properties. If the market allows for a successful sale of the properties to third parties or to Affiliate of the Manager so that the Members may realize appreciation, the Company will look to sell all of the properties owned by the Company to such third-party or Affiliates of the Manager.

2. Refinance the Properties and hold. The Manager expects the Properties owned by the Partnership will have leverage not to exceed a 80% loan-to-value ("LTV") ratio. If the then appraised values of the Properties show all Members may receive: a) their return of capital, and b) realized appreciation on the properties, the Company may elect to refinance the properties and return capital and any remaining appreciation.

3. Sale to a Public Real Estate Investment Trust. The Manager may find that the properties are attractive purchases for certain public Real Estate Investment Trusts. The Manager may elect to a) sell the properties outright to the individual trust; b) sell the properties to the real estate investment trust in exchange for equity in the trust (stock) and cash (depending on the appreciation value); or c) create its own real estate investment trust to which the properties may be sold or exchanged. Note: if the Members were to receive stock of the purchaser real estate investment trust in exchange for their Interests, the Members may be able to sell their shares on the public exchange of which the public real estate investment trust is traded, so long as it is traded.

4. Bulk Sale to an Institution. The Company may find an institution is interested is interested in purchasing all of the Company’s properties. The Manager may elect to take such an option, even at a discount, to insure that all properties are sold in a timely fashion and so long as it is in the best interest of the Company.

The Company will make a decision regarding the appropriate exit strategy at the time in accordance with market conditions.

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Geographic Scope

The Company will not limit itself geographically, however it intends to invest initially in the following states Arizona, California, Colorado, Florida, Nevada, Tennessee, and Texas. The Company will search multifamily and commercial properties that it may purchase at a discount to market value. The Company may acquire properties at market value where it believes that the property represents long-term or strategic value. The Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s Manager. See “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a discussion of the Manager’s real estate experience.

Milestones

We hope to reach the following milestones in the next 12 months:

☐	October 2019 - Complete our Form 1-A qualification statement.
☐	October 2019 - Begin fundraising.
☐	October 2019 - Reach minimum raise requirement of $500,000; search for properties to purchase.
☐	December 2019 – Deploy funds on multiple projects within the portfolio specs.
☐	continue to fund raise and purchase properties or Joint Venture until reaching $50,000,000 (fifty million)
☐	By June 2020 - fully funded and be fully invested.

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Acquisition and deploying funds will depend highly on our funds, the availability of those funds, availability of assets that meet or investment criteria and the size of the assets to be acquired.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

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Prospective investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

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Publicly Traded Partnership Rules.

Under Section 7704 of the IRS Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

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Under Section 704(b) of the IRS Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

Limitations on Deduction of Losses.

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

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Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of $3,000. A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Units at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by a tax professional selected by the Manager.

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SUMMARY OF OPERATING AGREEMENT

The Operating Agreement, in the form attached hereto as Exhibit 2. is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. A prospective Member is urged to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Profits and Losses

Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to each Member’s respective Percentage Interest in the Company. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits.

Cash Flow Distributions

Except as provided elsewhere in this Operating Agreement, Cash Flow of the Company shall be distributed to the Members quarterly after five (5) years of Company operations, as to be determined by the Manager, so long as the Manager determines it is available for distribution, in the following order:

First, to the Class A Members, pro rata in accordance with their percentage interests in the Company (as defined in the Operating Agreement - “Percentage Interest”), until all Class A Members have received a cumulative, non-compounded preferred return of 5.0% per annum on their Capital Contributions.

Second, fifty percent (50%) of the remaining Cash Flow available for distributions to the Class B Members and fifty percent (50%) to the Class A Members.

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Voting Rights of the Members

The Members will have no right to participate in the management of the Company and will only have the following rights:

Votes Requiring Unanimous Approval of All Members

Unanimous consent of all Members is required for any of the following matters:

☐	To authorize an act that is not in the ordinary course of the business of the Company; and
☐	To amend the Certificate of Formation or make substantive amendments to the Operating Agreement.

Votes Requiring Approval of 75% of the All Members’ Interests other than the Manager

Consent of the Members holding the seventy five percent (75%) of the Class A and Class B Interests (other than the Manager) must affirmatively vote to approve any of the following actions:

☐	To issue a Notice to Perform to the Manager (as defined in the Operating Agreement); and
☐	To remove the Manager for Good Cause (see below.)

Votes Requiring Approval of a Majority of Interests of all Members

A vote of a Majority of Interests of all Members is required to:

☐	Fill a vacancy after the Manager has resigned or been removed;
☐	Admit an Additional Member to the Company from the sale of Additional Units; and
☐	Appoint a new “partnership representative.”

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Removal of Manager for Cause

All Class A and Class B Members (other than the Manager who collectively own seventy five percent (75%) or more of the Interests (the requisite Interests)) shall issue a Notice to Perform to the Manager in accordance with the notice provision in Article 15.1 of the Operating Agreement. The Notice to Perform shall describe the matters of concern to the Members and shall give the Manager up to sixty (60) days to correct the matter of concern to the satisfaction of the voting Members. If the Manager fails to respond to the concerns or demands contained in such Notice to Perform then;

The Manager may be immediately removed, temporarily or permanently, for “Good Cause” determined by: (a) a vote of the requisite Members described above, or (b) by an arbitrator or judge per Article 13.5.4 of the Operating Agreement. Note, however, that removal of the Manager may require approval of a lender or substitution of a loan guarantor if any loan was conditioned on the qualifications of the Manager.

Reasons for Removal; Good Cause Defined

The previous Manager must serve until a new Manager is hired or elected. The Class A Members hereby agree that any right of removal shall be exercised only in good faith. “Good Cause” shall include only the following, as determined by a vote of the requisite Interests:

☐	Any of the acts described in the Operating Agreement, Article 6.10;
☐	A breach of a Manager’s duties or authority hereunder;
☐	Willful or wanton misconduct;
☐	Fraud;
☐	Bad faith;
☐

Disappearance wherein the Manager (or each of the members of the Manager) fail to return phone calls and/or written correspondence (including email) for more than thirty days (30) without prior notice of an anticipated absence, or failure to provide the Members with new contact information;

☐	Issuance of a legal charging order and/or judgment by any judgment creditor against the Manager’s Interest in Cash Distributions or Fees from the Company;
☐

A finding by a court of law or arbitrator that the Manager committed any of the acts described in Article 6.10 of the Operating Agreement, for which the Manager is specifically not indemnified by the Company; or

☐	The Manager becomes subject to a "disqualifying event" at any time during operation of the Company.

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Death, Disability, Incompetency or Bankruptcy of a Member

In the event of the death, disability, incapacity or adjudicated incompetency of a Member or if a Member becomes bankrupt, the Member shall have the right to transfer his/her/its interests so long as such transfer is not to a minor.

Limits on Manager’s Liability; Indemnification

The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager (including attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions, except that expenses incurred by the Manager with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Operating Agreement shall not be advanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants and agents of the Manager for any action taken by it on behalf of the Manager pursuant to the Operating Agreement.

Parallel Funds, Special Purpose Entities and Co-Investment Opportunities

The Manager may, in its discretion and to the extent permitted by applicable law, create or sponsor partnerships or other vehicles that will be formed for participating pro rata and pari passu in the portfolio companies of the Company ("Parallel Fund"). It is the intention of the Manager that the Manager of the Company will also act as the Manager of the Parallel Fund; provided, however, if such an arrangement were to become prohibited or result in a conflict of interest, a separate Manager will be established. The Parallel Fund will contain the similar economic terms, rights, restrictions and obligations for its investors as are applicable to Members in the Company.

Where the Manager deems it appropriate, the Company may use special purpose entities as subsidiaries, including corporations, limited liability companies and limited partnerships to make and hold investments. The Manager may also cause the Company to invest through corporations, limited liability companies, limited partnerships, joint ventures (both with third-parties and affiliates of the Manager), or other arrangements in which the Fund has an economic interest and where such arrangements are reasonably expected to preserve in all material respects the overall economic relationship of the Members.

To the extent that the Manager determines that any Company investment requires co-investment by third parties, the Manager may offer, but is not required to offer, to the Manager and all Members the opportunity to co-invest on a side-by side basis with the Fund and the Parallel Fund in such investment. The Manager shall have the right, in its sole discretion, to accept all, none or any portion of such Member's’ capital for such co-investment opportunity and may offer all or any portion of such co-investment opportunity to any third parties, and the terms offered to such third parties may be different than the co-investment terms offered to electing Members.

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Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Company’s business but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfers of Interests

A Member may assign, his, her or its Interests only if certain conditions set forth in the Operating Agreement are satisfied. Except as otherwise consented to by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company, (ii) once all of the assets of the Company are disposed of.

Power of Attorney

By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

60

Accounting Records and Reports

The Company shall engage an independent certified public accountant or accounting firm, in the discretion of the Manager, to audit the Company’s financial statements as of the end of each fiscal year. As soon as practicable after the end of such fiscal year, but in no event later than 120 days after the end of such fiscal year, the Manager shall provide to each Member, (i) audited financial statements of the Company as of the end of and for such fiscal year, including a Statement of Assets, Liabilities and Members Equity and Statement of Operations, together with the report thereon of the Company’s independent certified public accountant or accounting firm, (ii) a statement of Properties of the Company, including the cost of such Properties. No later than March 15th of each year the Company will provide (i) a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the IRS Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year, and (ii) such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare its federal and state income tax returns.

As soon as practicable after the end of each semi-annual period, but in no event later than 90 days following the end of each such period, the Manager shall prepare and e-mail, mail or make available on its secure website portal, to each Member (i) the Company’s unaudited financial statements as of the end of such fiscal semi-annual and for the portion of the fiscal year then ended, (ii) a statement of the properties of the Company, including the cost of all properties, and (iii) a report reviewing the Company’s activities and business strategies for such period. The Manager shall cause the Company reports to be prepared in accordance with GAAP.

Alternative Dispute Resolution

The Company Operating Agreement contains a dispute resolution agreement. Litigation could require diversion of Company Profits to pay attorney’s fees or could tie up Company funds necessary for operation of the Company, impacting the profitability of the investment for all Members. The Company compels Members to attempt mediation followed by arbitration. This provision excludes claims under federal securities laws and the rules and regulations promulgated thereunder.

We believe this is enforceable under federal law and the state of Delaware as it not only clear and unambiguous, but it clearly states, multiple times, that the Member is waiving his/her right to bring a claim in a court of law before a judge or a jury. The Alternative Dispute Resolution Act (1998) requires all federal district courts to authorize and promote the use of alternative dispute resolution programs. The state of Delaware encourages arbitration and passed the Delaware Rapid Arbitration Act (DRAA) which is designed to make arbitration practice timelier and more efficient. The DRAA imposes time limitations on the arbitrator compelling arbitration to complete within 120 days with a 60-day extension.

61

The Delaware Chancery Court Rules allow parties in a litigation to seek mediation of their pending action in front of a judicial officer different from the one overseeing their litigation. Delaware law also allows for mediation of business and technology disputes where no litigation is already pending. Thus, parties may initiate a mediation in the Court of Chancery without filing a lawsuit. Business entities get access to the experienced Court of Chancery judges, but they also get to resolve their disputes in an efficient and confidential manner. The Court of Chancery’s tradition of flexibility applies in ADR as well, as the parties are able to customize the ADR process to meet their specific needs.

Despite these laws and rules in place, we are uncertain of the enforceability of any Alternative Dispute Resolution provision.

Members, by agreeing to this alternative dispute resolution, will not be deemed to have waived the company’s compliance with the federal securities laws. If, in any action against the Manager, the selected or appointed arbitrator, or judge (if applicable) makes a specific finding that the Manager has violated securities laws, or has otherwise engaged in any of the actions for which the Manager will not be indemnified, the Manager must bear the cost of its own legal defense. The Manager must reimburse the Company for any such costs previously paid by the Company. Until the Company has been fully reimbursed, the Manager will not be entitled to receive any Fees or Distributions it may otherwise be due.

It is expected that all Members, including those in secondary transactions, would be subject to the arbitration provision.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the maximum amount of the Class A Interests the price per Interest value will be $1,000 per Interest for a total of $50,000,000.

If the minimum amount of the Class A Interests the price per Interest value will be $1.000 per Interest for a total of $500,000.

62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Title of Class	Name of Beneficial Owner	Percent Before Offering	Percent After Offering
Class B Interests	Paradyme Equities, LLC	100%	100%
Class A Interests	Paradyme Equities, LLC	0%	0%
	TOTAL	100%	100%

Paradyme Asset Management, LLC, has dispositive control over the Class B Interests that are owned by our Manager, Paradyme Equities, LLC. No entity or Member currently owns any Class A Interests in the Company. Class A Interests are being sold through this Offering. Upon sale, the Class A Interests will maintain a 50% interest in the Company overall, and Class B Interests will maintain a 50% interest in the Company overall. Class B Interests were issued at formation for no consideration.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title

Ryan Garland	35	Chief Executive Officer and President

63

Duties, Responsibilities and Experience

Mr. Garland is the sole decision maker of Paradyme Equities, LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The principal of the Manager is as follows:

Ryan Garland

President and Chief Executive Officer

Ryan Garland’s unparalleled ability to understand the Real Estate market, and to consequentially shift his strategic thinking is the very foundation on which he has built his stellar career.

As an accomplished Civil Engineer, Ryan started his lending carrier in the traditional Single Family Residence (SFR), space. Due to Ryan's ability to establish relationships with high-net-worth clientele, and his passion for distressed assets, he began the Paradyme brand. Ryan successfully facilitated and closed an average of 150 short sales and REO transactions a month, during the 2008 recession period, for "workout turnarounds", also known as flips. This was done in both the SFR and Commercial Real Estate (CRE), sectors. Ryan was ranked #1 Top Originator in California for four years during this time period. Ryan also was also voted top producer in the nation for five years. Ryan’s been involved in over 1B in real estate residential and commercial transactions.

Paradyme's objective and core passion are in line with "Impact" investing, filling a direct need for housing and workout-turnarounds for small businesses. Paradyme is including a health and wellness component using modalities such as circadian rhythm lighting, hospital-grade air, and robust water filtration systems. These systems work alongside smart home technologies, catering to every aspect of efficiently running a home or workplace. This technology is now in 130 countries, the company founded by former Goldman Sacks partners. The company is called Delos Wellness, headquartered in New York. John Finton sits on Paradyme's advisory board, and still owns the title of being the number one luxury home builder in the world. Finton is also a large part of the impact aspect, helping where needed. Paraydme is seasoned with PACE, LEED, and the Well Building Standard, showing our focus to use building material that is good for the environment, using sustainable products for development.

With more than a dozen projects in its pipeline at any given time, the truly diversified private equity structured firm is the most recognized in the Inland Empire, located in southern California. Paradyme presents recession-resistant market ventures including senior living communities, multi-family, for-rent SFR communities, office and other commercial projects. Paradyme has become one of the leaders in the real estate funding and investment industries. Every project undertaken by Paradyme is implemented as a joint-venture with developers, thus supporting Paradyme’s fundamental principles of integrity, transparency and exceptional client relations.

Ryan has hand-picked a strong team of individuals with high levels of expertise in not only the real estate investment industry, but also traditional and luxury real estate, banking, insurance, wealth management, law, quality assurance, marketing, and motivational coaching, to name a few. Paradyme Asset Management, LLC consists of a Business Development and PR Manager, Director of Operations, Marketing Specialist, Processors, Underwriters, and its own Wholesale Division. Paradyme has also retained legal counsel with over 40 years of real estate experience and is an integral part of the management team. Because of this dynamic organization, his clients have grown to rely on the skills, experience, and knowledge of a highly professional team that can deal with virtually any aspect of the real estate industry.

64

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of Manager:

The following table sets forth the cash compensation of Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Ryan Garland, CEO of Paradyme Asset Management, LLC, Manager	2017	$0	$0	$0	50% of the Class B Interests
Ryan Garland, CEO of Paradyme Asset Management, LLC, Manager	2018	$0	$0	$0	0
Ryan Garland, CEO of Paradyme Asset Management, LLC., Manager	2019	$0	$0	$0	50% of the Class B Interests

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of our Company has been awarded 100% of the Class B Interests in our Company. The Manager shall have all the rights expressly provided in the Operating Agreement. The Manager alone shall have the sole and exclusive power and authority to manage all facets of the business of the Company. Further, the Manager has a right to 50% of the remaining Cash Flow after the Members have received their promised Preferred Return. “Cash Flow,” as defined, means, with respect to any period of the Company’s operation, the gross cash receipts of the Company, including funds released from reserves, reduced by the sum of the following: (a) all principal and interest payments and other sums paid on or with respect to any indebtedness of the Company, (b) all-cash expenditures incurred incident to the operation of the Company’s business, including without limitation, any capital expenditure, (c) all amounts due the Manager, and (d) such cash reserves as the Manager shall from time to time designate or as may otherwise be required by the terms of the Agreement or loan documents entered into by the Company in order to establish for working capital, compensating balance requirements, contingencies, payments of Distributions or the funding of any other cash or capital requirements of the Company.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The Manager received Class B Interests at formation for no consideration.

Transfer Agent

We intend to enlist the services of Computer Share as our transfer agent.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Class B Interests at formation to our Manager for no consideration. The Manager is controlled by Paradyme Asset Management, LLC. Paradyme Asset Management, LLC is Manager. The approximate value of the Class B Interests at the time of this Offering is approximately $1,000. The Manager shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee

Equity Placement Fee	Fees charged to the Company as funds are invested into the SPE’s or Properties	2.0% of the funds placed into a project. Although fees may be difficult to determine, at full capitalization, this may be as much as $950,000.

Fund Manager Fee	Fees Paid to the Manager for Managing the Joint Venture Relationships and any Property Construction	Up to 2% of the funds deployed on an annual basis. Although fees may be difficult to determine, at full capitalization, this may be as much as $1,000,000.

Carried Interest	Class B Interest	Profit sharing of 50% of the Cash Flow that is available after the Members have received their stated Preferred Return.

Unpaid Management Fees will accrue as an account payable to the Manager. The Manager may elect to pay accrued Management Fees to the Manager at any time, at the sole discretion of the Manager. For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager has been awarded 100% of the Class B Interests in our Company. The Manager shall have all the rights expressly provided in the Operating Agreement. The Manager alone shall have the sole and exclusive power and authority to manage all facets of the business of the Company. Further, the Class B Interests held by the Manager shall receive 50% of the remaining Cash Flow after the Members have received their promised Preferred Return. Cash Flow, as defined, means, with respect to any period of the Company’s operation, the gross cash receipts of the Company, including funds released from reserves, reduced by the sum of the following: (a) all principal and interest payments and other sums paid on or with respect to any indebtedness of the Company, (b) all cash expenditures incurred incident to the operation of the Company’s business, including without limitation, any capital expenditure, (c) all amounts due the Manager, and (d) such cash reserves as the Manager shall from time to time designate or as may otherwise be required by the terms of the Agreement or loan documents entered into by the Company in order to establish for working capital, compensating balance requirements, contingencies, payments of Distributions or the funding of any other cash or capital requirements of the Company.

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PRIOR PERFORMANCE

 The Manager has participated in one other Regulation D, Rule 506© offering. The following information show the properties that the Paradyme Luxury Equities, LLC has invested in and their performance. To date, no properties have sold or have realized a profit as they are under development and not expected to sell until 2020.

Name and Description Investment	Purchase Price	Purchase Dated	Carrying Closing, and Improvement Costs	Sales Price	Sales Date	Profit/ (Loss)	Return on Investment
1210 S. Reed Street, Lakewood, CO: SFR Unit Town Homes (Parkview Project)	$1,440,000.00	10/28/2019	$15,749,616
1200 Linda Flora, Bel Air , CA : SFR 1 Unit	$1,825,000.00	6/27/2016	$4,150,000	$7,105,000		NA	10%
975 N Patencio Road, Palm Springs, CA	$985,000.00	9/3/2019	$850,000	$2,925,000			30%
3233 Herman Avenue, San Diego, CA	$2,200,000.00	6/18/2019	$500,000.00	$3,202,500	Note to Paradyme was paid off in June 2018	See Below	5%

Paradyme Luxury Equities, LLC has no ownership (Correct) in the properties, but has invested in loans secured by the properties that have a participation feature, where the loan gets paid back along with a share of the profits on the property.

Paradyme Luxury Equities, LLC has invested the following amounts in each property:

3233 Herman, San Diego	$445,000

3233 Herman Street, San Diego, was paid off in July 2019, yielding an 5% return to investors. The Manager did not make any fess on the sale. Paradyme Luxury does not have any future funding commitments and is not raising funds.

Table I

Paradyme Luxury Equity, LLC
Dollar Amount Offered	$10,000,000
Dollar Amount Raised	$1,660,000
Less Offering Expenses	$-
Reserves	$220
Percent available for investment	98.01%
Acquisition Costs	0
Percent Leverage
Date Offering Began	10/1/2017
Length of Offering	12 months
Months to Invest 90% of amount available	12 months

67

Table II

Type of Compensation	Paradyme Luxury Equity, LLC
Date Offering Commenced	10/1/2017
Dollar Amount Raised	$1,660,000
Amount paid to sponsor from proceeds of Offering:	$-
-OrganizationalFeesandExpenses	$-
Dollar Amount Generated from Operations before Deducting Payments to Sponsor:	$1,660,000
Amount paid to sponsor from operations:
-AssetManagementFees	$-
-DueDiligenceExpense	$-
-OrganizationalFeesandExpenses(1)	$33,000

Table III

Paradyme Luxury Equity, LLC	2018
Income from Operations	$0
Phantom Income	$0
Unrealized Gain	0
Expenses related to Operations	$33,000
Management Fees	0
Net Income	$(33,000)
Amount of Raised	$1,660,000
Sponsor Fees	0
Debt Financing	195000
Invested Capital	$1,627,000
Cash Reserves/Working Capital	$220

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LIMITATIONS OF LIABILITY

As permitted by California law, our Operating Agreement provides:

☐	we will indemnify our Manager to the fullest extent permitted by law;

☐	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

☐

we will advance expenses to our Manager in connection with a legal proceeding and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A & Securities Council

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Financial Statements

Paradyme Equities, LLC

Independent Auditor’s Report	F-2

Financial Statements and Supplementary Notes

Balance Sheet as of December 31, 2018 and December 31, 2017	F-4

Income Statement for the period of May 16, 2017 (inception) through December 31, 2017 and the year ended December 31, 2018	F-5

Statement of Changes in Members’ Equity for the period of May 16, 2017 (inception) through December 31, 2017 and the year ended December 31, 2018	F-6

Statement of Cash Flows for the period of May 16, 2017 (inception) through December 31, 2017 and the year ended December 31, 2018	F-7

Notes and Additional Disclosures to the Financial Statements for the period from May 16, 2017 (inception) to December 31, 2017 and the year ended December 31, 2018	F-8

Balance Sheet as of September 30, 2019 (unaudited)	F-11

Income Statement for the period ended September 30, 2019 (unaudited)	F-12

Statement of Changes in Members’ Equity for the period of September 30, 2019 (unaudited)	F-13

Statement of Cash Flows for the period ended September 30, 2019 (unaudited)	F-14

Notes and Additional Disclosures to the Financial Statements for the period ended September 30, 2019 (unaudited)	F-15

F-1

INDEPENDENT AUDITOR’S REPORT

April 10, 2019

To: Board of Managers, Paradyme Equities, LLC

Attn: Ryan Garland

Re: 2018-2017 (inception) Financial Statement Audit

We have audited the accompanying financial statements of Paradyme Equities, LLC (a limited liability company organized in the State of California) (the “Company”), which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of income, retained earnings, and cash flows for the calendar year period ending December 31, 2018 and the period of May 16, 2017 (inception) through December 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-2

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations, member equity/deficit and its cash flows for the calendar year period of 2018 and the inception period of May 16, 2017 (inception) through December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, CO

F-3

Paradyme Equities, LLC

Balance Sheet

As of December 31, 2018 and 2017

See Accountant's Audit Report and Notes to the Financial Statements

The accompanying Notes are an important and integral part of the financial statements

ASSETS

	2018	2017
ASSETS
Current Assets
Cash & Cash Equivalents	5,000	5,000
Deferred Issuance Costs	25,000	25,000
Total Current Assets	30,000	30,000

Non-current Assets
None

	30,000	30,000

LIABILITIES AND MEMBERS’ EQUITY/DEFICIT
LIABILITIES
Current Liabilities
Manager Loan	30,000	30,000
Total Current Liabilities	30,000	30,000

Non-current Liabilities
None
	30,000	30,000

MEMBERSHIP EQUITY
Membership Interest	0	0
Retained Earnings, net of Distributions	0	0

TOTAL MEMBERSHIP EQUITY	0	0

TOTAL LIABILITIES AND MEMBERSHIP EQUITY	30,000	30,000

F-4

Paradyme Equities, LLC

Income Statement

For the calendar year period 2018 and for the period May 16, 2017 (inception) through December 31, 2017

See Accountant's Audit Report and Notes to the Financial Statements

	2018	2017
Revenues, net of Allowances and Returns	0	0

Less: Cost of Revenues	0	0

Total Gross Profit	0	0

Selling, General and Administrative	0	0

Total Income from Operations	0	0

Other Income and Expense	0	0

Total Income before Taxes	0	0

Provision/(Benefit) for Income Taxes		0

NET INCOME	0	0

F-5

Paradyme Equities, LLC

Statement of Changes in Members’ Equity or Deficit

For the calendar year period 2018 and for the period May 16, 2017 (inception) through December 31, 2017

See Accountant's Audit Report and Notes to the Financial Statements

	Class A Interests		Class B Interests		Additional Paid-in	Accumulated Earnings/
	%	$ Amount	%	$ Amount	Capital	(Deficit)	Total
Balance at May 16, 2017 (inception)	0	$0	0	$0	$0	$0	$0
Founders’ interests	100%	0					0
Period Net Income						0	0
Balance at December 31, 2017	100%	$0		$0	$0	$0	$0
Period Income
Balance at December 31, 2018	100%	$0		$0	$0	$0	$0

F-6

Paradyme Equities, LLC

Statement of Cash Flows

For the calendar year period 2018 and for the period May 16, 2017 (inception) through December 31, 2017

See Accountant's Audit Report and Notes to the Financial Statements

	2018	2017
CASH FLOWS FROM OPERATIONS
Net Income	0	0
Increase in Deferred Issuance Costs	0	(25,000)
Other Adjustments to Net Income	0	0

TOTAL CASH FLOWS FROM OPERATIONS	0	(25,000)

CASH FLOWS FROM INVESTING ACTIVITIES
None	0	0

TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	0	0

CASH FLOWS FROM MEMBERS’ FINANCING ACTIVITIES
Proceeds from Manager Loan	0	30,000

CASH FLOWS FROM MEMBERS’ FINANCING ACTIVITIES	0	30,000

NET CHANGE IN CASH POSITION	0	5,000

Cash, beginning of period	5,000	0
Cash, end of period	5,000	5,000

Interest Paid	0	0
Taxes Paid	0	0

F-7

Paradyme Equities, LLC

Notes and Additional Disclosures to the Financial Statements

For the calendar year 2018 and the inception period May 16, 2017 through December 31, 2017

See Accountant’s Audit Report

Note 1 – Summary of Significant Accounting Policies and Corporate Structure

(a) Summary – Paradyme Equities, LLC, a limited liability company formed under the laws of California, (the “Company”) is an early-stage investment limited liability company established by the manager to invest in real estate investments. The Company is headquartered in California.

The Company has not yet begun operations as it is still progressing through the regulatory and capital raising stage. It has not yet made any investments and has not yet accepted any investor capital aside from a loan from an affiliate for expenses associated with the efforts of seeking regulatory and legal approvals.

The Company is seeking an exemption from securities registration under Title IV of the JOBS Act. If approved, the Company may issue securities up to $50 million in value.

(b) Methods of Accounting and Basis for Presentation – The Company prepares the financial statements in accordance with US generally accepted accounting principles which includes usage of the accrual method of accounting to match expenses with the period in which they are associated with revenue.

The accounting and reporting policies of the Company also conform to Article 8 of Regulation S-X of the regulations promulgated by the U.S. Securities and Exchange Commission.

The Company has elected to adopt early application of the Accounting Standards Update No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.” The Company does not present or disclose certain items otherwise required under Topic 915.

(c) Estimates – The Company prepares the financial statements in accordance with US generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs as of the date of the financial statements. Actual results are reconciled with these estimates as they occur, but they may differ from initial reporting.

F-8

(d) Comparative Financial Statements – Under US generally accepted accounting principles and applicable presentation standards, financial statements are presented in a comparative fashion with prior periods. Years presented herein comply with the disclosure requirements under Title IV of the JOBS Act.

(e) Revenue Recognition – The Company recognizes revenue and costs in accordance with US generally accepted accounting principles.

In May 2014, the Financial Accounting Statements Board (“FASB”) issued Accounting Standards Update No. 2014-09 which significantly updates the standards for revenue recognition for all entities, public, private and not-for- profit, that have contracts with customers to provide goods or services. For private entities, such as the Company, the effective date for implementation of these new standards is for annual periods beginning after December 15, 2018. No pro-forma or early adoption of these new revenue recognition standards has been implemented by the Company.

(f) Cash and Cash Equivalents – As of the reporting period, the Company has established a bank account with a well known national bank where the account is FDIC insured. As of December 31, 2018 and December 31, 2017, the Company has cash on hand of $5,000.

(g) Accounts or Investments Receivable – As of the reporting period, the Company does not have any account receivable or investor capital commitments receivable.

(h) Fair Value of Financial Instruments - The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. As of the balance sheet date, there were no financial instruments outstanding.

(i) Deferred Offering Costs - The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed. During the period, the Company incurred $25,000 in legal costs associated with the capital raise mentioned above.

(j) Start-Up Costs - In accordance with ASC 720, costs related to start-up activities, including organizational costs, are expensed in the period incurred. The Company has incurred any Start-Up Costs as of the balance sheet dates. However, in conjunction with the Company’s capital raising efforts, the Company will continue to incur marketing, office and professional expenses.

(k) Income Taxes – The Company will be treated as a flow-through entity for federal and State income tax purposes under the Internal Revenue Code. As such, the Company must allocate items of income, loss, deduction and credit to its shareholders and is not, itself, liable for federal income taxes. The Company will record a provision for income taxes for certain state income tax liabilities, if appropriate.

At this time, no activity of the Company requires a provision for state income tax.

F-9

Note 2 – Manager Loan

The Company has recorded a loan payable from the manager for purposes of funding the Company for expenses associated with seeking the securities registration exemption described above. The manager or an affiliate of the Company paid these expenses on behalf of the Company. The Company is obligated to repay these amounts from investor funds raised or profits from investments as soon as prudent. The affiliate company has agreed not to charge the Company interest for these amounts. The Company has borrowed $30,000 as of the balance sheet date.

Note 3 – Line of Credit and Other Liabilities

The Company has not borrowed from any creditor other than the Manager Loan described above.

Note 4 – Related Party Transactions

The operating agreement of the Company governs the relationship between the Company, its members and the manager. The operating agreement specifically allows for certain related party transactions and cautions members that such transactions may or may not be negotiated at an arm’s length.

As of the reporting date, the only related party transactions entered into by the Company is that of the Manager Loan, discussed in Note 2, above.

Note 5 – Going Concern

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from outside investors sufficient to execute upon the Company’s planned real estate development and investment activities. No assurance can be given that the Company will be able to successfully raise capital or continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 6 – Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through April 10, 2019 including adoption or implementation of any required accounting standard updates. Aside from raising up to $50,000,000 in capital under Regulation A, no other subsequent events require disclosure.

F-10

Paradyme Equities, LLC

Balance Sheet

As of September 30, 2019

(Unaudited)

The accompanying Notes are an important and integral part of the financial statements

ASSETS

2019
ASSETS
Current Assets
Cash & Cash Equivalents	360
Deferred Issuance Costs	25,000
Total Current Assets	25,360

Non-current Assets
None

Total Assets	25,360

LIABILITIES AND MEMBERS’ EQUITY/DEFICIT
LIABILITIES
Current Liabilities
Manager Loan	30,000
Total Current Liabilities	30,000

Non-current Liabilities
None
30,000

MEMBERSHIP EQUITY
Membership Interest	4,598
Retained Earnings, net of Distributions	(42)

TOTAL MEMBERSHIP EQUITY	(4,640)

TOTAL LIABILITIES AND MEMBERSHIP EQUITY	25,360

F-11

Paradyme Equities, LLC

Income Statement

For the period ended September 30, 2019

(Unaudited)

The accompanying Notes are an important and integral part of the financial statements

2019
Revenues, net of Allowances and Returns	0

Less: Cost of Revenues	0

Total Gross Profit	0

Selling, General and Administrative	(42)

Total Income from Operations	(42)

Other Income and Expense	0

Total Income before Taxes	0

Provision/(Benefit) for Income Taxes

NET INCOME	(42)

F-12

Paradyme Equities, LLC

Statement of Changes in Members’ Equity or Deficit

For the Period Ended September 30, 2019

(Unaudited)

The accompanying Notes are an important and integral part of the financial statements

	Class A Interests		Class B Interests		Additional Paid-in	Accumulated Earnings/
	%	$ Amount	%	$ Amount	Capital	(Deficit)	Total
	0	$0	0	$0	$0	$0	$0
Founders’ interests	100%	0					0
Period Net Income						0	0
	100%	$0		$0	$0	$0	$0
Period Net Income						0	0
	100%	$0		$0	$0	$0	$0
Period Loss		$0		$0	$0	$(42)	$(42)
Members’ Equity		$0		$0	$(4,598)	$0	$(4,598)
	100%	$0		$0	$0	$(42)	$(4,640)

F-13

Paradyme Equities, LLC

Statement of Cash Flows

For the Period Ended September 30, 2019

(Unaudited)

The accompanying Notes are an important and integral part of the financial statements

2019
CASH FLOWS FROM OPERATIONS
Net Income	(42)
Increase in Deferred Issuance Costs	0
Other Adjustments to Net Income	0

TOTAL CASH FLOWS FROM OPERATIONS	(42)

CASH FLOWS FROM INVESTING ACTIVITIES
None	0

TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	0

CASH FLOWS FROM MEMBERS’ FINANCING ACTIVITIES
Change in Members’ Equity	(4,598)

CASH FLOWS FROM MEMBERS’ FINANCING ACTIVITIES	(4,598)

NET CHANGE IN CASH POSITION	(4,640)

Cash, beginning of period	5,000
Cash, end of period	360

Interest Paid	0
Taxes Paid	0

F-14

Paradyme Equities, LLC

Notes and Additional Disclosures to the Financial Statements

For the Period Ended September 30, 2019

(Unaudited)

Note 1 – Summary of Significant Accounting Policies and Corporate Structure

(a) Summary – Paradyme Equities, LLC, a limited liability company formed under the laws of California, (the “Company”) is an early-stage investment limited liability company established by the manager to invest in real estate investments. The Company is headquartered in California.

The Company has not yet begun operations as it is still progressing through the regulatory and capital raising stage. It has not yet made any investments and has not yet accepted any investor capital aside from a loan from an affiliate for expenses associated with the efforts of seeking regulatory and legal approvals.

The Company is seeking an exemption from securities registration under Title IV of the JOBS Act. If approved, the Company may issue securities up to $50 million in value.

(b) Methods of Accounting and Basis for Presentation – The Company prepares the financial statements in accordance with US generally accepted accounting principles which includes usage of the accrual method of accounting to match expenses with the period in which they are associated with revenue.

The accounting and reporting policies of the Company also conform to Article 8 of Regulation S-X of the regulations promulgated by the U.S. Securities and Exchange Commission.

The Company has elected to adopt early application of the Accounting Standards Update No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements.” The Company does not present or disclose certain items otherwise required under Topic 915.

(c) Estimates – The Company prepares the financial statements in accordance with US generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs as of the date of the financial statements. Actual results are reconciled with these estimates as they occur, but they may differ from initial reporting.

F-15

(d) Comparative Financial Statements – Under US generally accepted accounting principles and applicable presentation standards, financial statements are presented in a comparative fashion with prior periods. Years presented herein comply with the disclosure requirements under Title IV of the JOBS Act.

(e) Revenue Recognition – The Company recognizes revenue and costs in accordance with US generally accepted accounting principles.

In May 2014, the Financial Accounting Statements Board (“FASB”) issued Accounting Standards Update No. 2014-09 which significantly updates the standards for revenue recognition for all entities, public, private and not-for- profit, that have contracts with customers to provide goods or services. For private entities, such as the Company, the effective date for implementation of these new standards is for annual periods beginning after December 15, 2018. No pro-forma or early adoption of these new revenue recognition standards has been implemented by the Company.

(f) Cash and Cash Equivalents – As of the reporting period, the Company has established a bank account with a well known national bank where the account is FDIC insured. As of December 31, 2018 and December 31, 2017, the Company has cash on hand of $5,000.

(g) Accounts or Investments Receivable – As of the reporting period, the Company does not have any account receivable or investor capital commitments receivable.

(h) Fair Value of Financial Instruments - The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. As of the balance sheet date, there were no financial instruments outstanding.

(i) Deferred Offering Costs - The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed. During the period, the Company incurred $25,000 in legal costs associated with the capital raise mentioned above.

(j) Start-Up Costs - In accordance with ASC 720, costs related to start-up activities, including organizational costs, are expensed in the period incurred. The Company has incurred any Start-Up Costs as of the balance sheet dates. However, in conjunction with the Company’s capital raising efforts, the Company will continue to incur marketing, office and professional expenses.

(k) Income Taxes – The Company will be treated as a flow-through entity for federal and State income tax purposes under the Internal Revenue Code. As such, the Company must allocate items of income, loss, deduction and credit to its shareholders and is not, itself, liable for federal income taxes. The Company will record a provision for income taxes for certain state income tax liabilities, if appropriate.

At this time, no activity of the Company requires a provision for state income tax.

F-16

Note 2 – Manager Loan

The Company has recorded a loan payable from the manager for purposes of funding the Company for expenses associated with seeking the securities registration exemption described above. The manager or an affiliate of the Company paid these expenses on behalf of the Company. The Company is obligated to repay these amounts from investor funds raised or profits from investments as soon as prudent. The affiliate company has agreed not to charge the Company interest for these amounts. The Company has borrowed $30,000 as of the balance sheet date.

Note 3 – Line of Credit and Other Liabilities

The Company has not borrowed from any creditor other than the Manager Loan described above.

Note 4 – Related Party Transactions

The operating agreement of the Company governs the relationship between the Company, its members and the manager. The operating agreement specifically allows for certain related party transactions and cautions members that such transactions may or may not be negotiated at an arm’s length.

As of the reporting date, the only related party transactions entered into by the Company is that of the Manager Loan, discussed in Note 2, above.

Note 5 – Going Concern

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from outside investors sufficient to execute upon the Company’s planned real estate development and investment activities. No assurance can be given that the Company will be able to successfully raise capital or continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 6 – Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through April 10, 2019 including adoption or implementation of any required accounting standard updates. Aside from raising up to $50,000,000 in capital under Regulation A, no other subsequent events require disclosure.

F-17

PART III — EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Organization
2.	Operating Agreement
3.	Subscription Agreement
4.	Consent
5.	Opinion re: Legality
6.	Tax Opinion

70

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California, on  May 20, 2020.

Manager Paradyme Equities, LLC

/s/ Ryan Garland
Ryan Garland, CEO of Paradyme Asset
Management, LLC. Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ryan Garland
Ryan Garland, CEO of Paradyme Asset
Management, LLC. Manager

71